Exhibit 99.1

EXL REPORTS 2023 THIRD QUARTER RESULTS(1)

2023 Third Quarter Revenue of $411.0 Million, up 13.7% year-over-year

Q3 Diluted EPS (GAAP) of $0.26, up 13.0% from $0.23 in Q3 of 2022

Q3 Adjusted Diluted EPS (Non-GAAP) (2) of $0.37, up 21.3% from $0.31 in Q3 of 2022

New York – October 26, 2023 (GLOBE NEWSWIRE) - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading data analytics and digital operations and solutions company, today announced its financial results for the quarter ended September 30, 2023.

Vice Chairman and Chief Executive Officer Rohit Kapoor, said, “We achieved another robust quarter, with year-over-year revenue growth of 13.7% and adjusted diluted EPS growth of 21.3%. Our data-led strategy and balanced portfolio of businesses, bolstered by our unique digital/AI capabilities, position us well to deliver superior growth in an unpredictable environment.”

Chief Financial Officer Maurizio Nicolelli, said, “While we remain prudent in our outlook given the current uncertain environment, we are increasing our revenue and EPS guidance for the full year 2023 based on our strong momentum year to date and current visibility for the remainder of the year. We now expect revenue to be in the range of $1.620 billion to $1.628 billion, up from our prior guidance of $1.605 billion to $1.625 billion. The updated revenue guidance factors in a $2.0 million currency headwind from prior guidance. This revenue guidance represents 15% year-over-year growth on a reported basis and 15% to 16% growth on a constant currency basis. We are also increasing our adjusted diluted earnings per share guidance for 2023 to $1.40 to $1.42, representing growth of 16% to 18% over the prior year.”

__________________________________________________________

(1)Prior period information has been adjusted to reflect the 5-for-1 forward stock split of our common stock effected in August 2023. See Note 19 – Capital Structure to our quarterly report on Form 10-Q for the quarter ended September 30, 2023 for further details.
(2)Reconciliations of adjusted (non-GAAP) financial measures to the most directly comparable GAAP measures, where applicable, are included at the end of this release under “Reconciliation of Adjusted Financial Measures to GAAP Measures.” These non-GAAP measures, including adjusted diluted EPS and constant currency measures, are not measures of financial performance prepared in accordance with GAAP.

Financial Highlights: Third Quarter 2023

•Revenue for the quarter ended September 30, 2023 increased to $411.0 million compared to $361.4 million for the third quarter of 2022, an increase of 13.7% on a reported basis and 13.2% on a constant currency basis. Revenue increased by 1.5% sequentially on a reported basis and constant currency basis, from the second quarter of 2023.

	Revenue			Gross Margin
	Three months ended			Three months ended
	September 30, 2023	September 30, 2022	June 30, 2023	September 30, 2023	September 30, 2022	June 30, 2023
Reportable Segments
	(dollars in millions)
Insurance	$136.4	$116.2	$128.5	36.6%	35.4%	34.4%
Healthcare	26.2	22.8	27.2	36.8%	25.0%	35.4%
Emerging Business	65.3	56.1	67.1	42.4%	42.2%	43.7%
Analytics	183.1	166.3	182.2	37.0%	36.3%	37.7%
Revenues, net	$411.0	$361.4	$405.0	37.7%	36.2%	37.5%

•Operating income margin for the quarter ended September 30, 2023 was 14.7%, compared to 13.9% for the third quarter of 2022 and 16.0% for the second quarter of 2023. Adjusted operating income margin for the quarter ended September 30, 2023 was 20.0%, compared to 18.5% for the third quarter of 2022 and 20.0% for the second quarter of 2023.

•Diluted earnings per share for the quarter ended September 30, 2023 was $0.26, compared to $0.23 for the third quarter of 2022 and $0.29 for the second quarter of 2023. Adjusted diluted earnings per share for the quarter ended September 30, 2023 was $0.37, compared to $0.31 for the third quarter of 2022 and $0.36 for the second quarter of 2023.

Business Highlights: Third Quarter 2023
•Won 16 new clients in the third quarter of 2023, with five in digital operations and solutions business and 11 in data analytics.
•Established a headquarters for international business in Dublin, and formed new centers of excellence to develop best practices and improve efficiencies.
•    Recognized as a Leader and Star Performer in Everest Group’s Property and Casualty (P&C) Insurance BPS PEAK Matrix® Assessment 2023.
•    Recognized as a Leader in Everest Group’s Clinical and Care Management Operations – Services PEAK Matrix® Assessment 2023.

2023 Guidance
Based on current visibility, and a U.S. dollar to Indian rupee exchange rate of 83.0, U.K. pound sterling to U.S. dollar exchange rate of 1.23, U.S. dollar to the Philippine peso exchange rate of 56.5 and all other currencies at current exchange rates, we are providing the following guidance for the full year 2023:

•Revenue of $1.620 billion to $1.628 billion, representing growth of 15% on a reported basis and 15% to 16% on a constant currency basis from 2022.

•    Adjusted diluted earnings per share of $1.40 to $1.42, representing growth of 16% to 18% from 2022.

Conference Call

ExlService Holdings, Inc. will host a conference call on Thursday, October 26, 2023, at 10:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

Please note that there is a new system to access the live call-in order to ask questions. To join the live call, please register here. A dial-in and unique PIN will be provided to join the call. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading data analytics and digital operations and solutions company that partners with clients to improve business outcomes and unlock growth. By bringing together deep domain expertise with robust data, powerful analytics, cloud, artificial intelligence (“AI”) and machine learning (“ML”), we create agile, scalable solutions and execute complex operations for the world’s leading corporations in industries including insurance, healthcare, banking and financial services, media, and retail, among others. Focused on driving faster decision-making and transforming operating models, EXL was founded on the core values of innovation, collaboration, excellence, integrity and respect. Headquartered in New York, our team is over 50,000 strong, with more than 50 offices spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to maintain and grow client demand, our ability to hire and retain sufficiently trained employees, and our ability to accurately estimate and/or manage costs, rising interest rates, rising inflation and recessionary economic trends, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share amount and share count)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenues, net	$410,971	$361,351	$1,216,610	$1,037,341
Cost of revenues(1)	256,002	230,462	760,691	659,185
Gross profit(1)	154,969	130,889	455,919	378,156
Operating expenses:
General and administrative expenses	52,213	42,519	144,564	122,898
Selling and marketing expenses	30,943	23,879	88,674	72,034
Depreciation and amortization expense	11,583	14,380	38,192	42,057
Total operating expenses	94,739	80,778	271,430	236,989
Income from operations	60,230	50,111	184,489	141,167
Foreign exchange gain, net	409	1,504	838	4,683
Interest expense	(3,405)	(2,442)	(10,030)	(4,820)
Other income, net	778	2,261	6,594	4,498
Income before income tax expense and earnings from equity affiliates	58,012	51,434	181,891	145,528
Income tax expense	14,161	12,447	37,773	34,774
Income before earnings from equity affiliates	43,851	38,987	144,118	110,754
Gain from equity-method investment	25	108	157	365
Net income attributable to ExlService Holdings, Inc. stockholders	$43,876	$39,095	$144,275	$111,119
Earnings per share attributable to ExlService Holdings, Inc. stockholders (2):
Basic	$0.26	$0.24	$0.87	$0.67
Diluted	$0.26	$0.23	$0.86	$0.66
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings Inc. stockholders (2):
Basic	166,159,619	166,189,165	166,707,599	166,801,730
Diluted	167,688,374	168,888,745	168,591,612	169,168,185
(1) Exclusive of depreciation and amortization expense.
(2) Prior period information has been adjusted to reflect the 5-for-1 forward stock split of the Company’s common stock effected in August 2023.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except per share amount and share count)

	As of
	September 30, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents	$122,655	$118,669
Short-term investments	151,581	179,027
Restricted cash	3,257	4,897
Accounts receivable, net	303,378	259,222
Other current assets	70,697	50,979
Total current assets	651,568	612,794
Property and equipment, net	96,729	82,828
Operating lease right-of-use assets, net	56,817	55,347
Restricted cash	2,047	2,055
Deferred tax assets, net	79,767	55,791
Goodwill	405,579	405,637
Other intangible assets, net	53,315	64,819
Long-term investments	5,273	34,779
Other assets	51,398	32,069
Total assets	$1,402,493	$1,346,119
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,159	$7,789
Current portion of long-term borrowings	50,000	30,000
Deferred revenue	13,766	18,782
Accrued employee costs	105,535	108,100
Accrued expenses and other current liabilities	107,730	95,352
Current portion of operating lease liabilities	14,008	14,978
Income taxes payable, net	11,948	2,945
Total current liabilities	306,146	277,946
Long-term borrowings, less current portion	160,000	220,000
Operating lease liabilities, less current portion	48,445	48,155
Deferred tax liabilities, net	461	547
Other non-current liabilities	31,354	41,292
Total liabilities	546,406	587,940
Commitments and contingencies
ExlService Holdings, Inc. Stockholders’ equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value; 400,000,000 shares authorized, 202,124,185 shares issued and 165,117,859 shares outstanding as of September 30, 2023 and 199,939,880 shares issued and 166,172,220 shares outstanding as of December 31, 2022 (1)	202	200
Additional paid-in capital (1)	492,577	444,948
Retained earnings	1,043,380	899,105
Accumulated other comprehensive loss	(136,805)	(144,143)
Total including shares held in treasury	1,399,354	1,200,110
Less: 37,006,326 shares as of September 30, 2023 and 33,767,660 shares as of December 31, 2022, held in treasury, at cost (1)	(543,267)	(441,931)
Total stockholders’ equity	856,087	758,179
Total liabilities and stockholders’ equity	$1,402,493	$1,346,119
(1) Prior period information has been adjusted to reflect the 5-for-1 forward stock split of the Company’s common stock effected in August 2023.

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on an organic constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP, or a qualitative reconciliation thereof, for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, provision for litigation settlement, impairment charges on acquired long-lived and intangible assets including goodwill, effects of termination of leases, certain defined social security contributions, allowance for certain material expected credit losses, other acquisition-related expenses or benefits and effect of any non-recurring tax adjustments. Acquisition-related expenses or benefits include, changes in the fair value of contingent consideration, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits or losses. Our adjusted net income and adjusted diluted EPS also excludes the effects of income tax on the above pre-tax items, as applicable. The effects of income tax of each item is calculated by applying the statutory rate of the local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

The information provided on an organic constant currency basis reflects a comparison of current period results translated at the prior period currency rates and exclude the impact from an acquisition for a twelve-month period from the date of the acquisition. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s true operating performance. EXL’s primary exchange rate exposure is with the Indian rupee, the U.K. pound sterling and the Philippine peso. The average exchange rate of the U.S. Dollar against the Indian Rupee increased from 80.01 during the quarter ended September 30, 2022 to 82.69 during the quarter ended September 30, 2023, representing a depreciation of 3.3% against the U.S. dollar. The average exchange rate of the U.S. Dollar against the Philippine Peso decreased from 56.63 during the quarter ended September 30, 2022 to 56.02 during the quarter ended September 30, 2023, representing an appreciation of 1.1% against the U.S. dollar. The average exchange rate of the U.K. pound sterling against the U.S. Dollar increased from 1.16 during the quarter ended September 30, 2022 to 1.26 during the quarter ended September 30, 2023, representing an appreciation of 8.2% against the U.S. dollar.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended September 30, 2023 and September 30, 2022, and the three months ended June 30, 2023:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three months ended
	September 30,		June 30,
	2023	2022	2023
Net Income (GAAP)	$43,876	$39,095	$49,068
add: Income tax expense	14,161	12,447	15,554
add/(subtract): Foreign exchange gain, net, interest expense, gain from equity-method investment and other income/(loss), net	2,193	(1,431)	189
Income from operations (GAAP)	$60,230	$50,111	$64,811
add: Stock-based compensation expense	17,067	12,186	11,511
add: Amortization of acquisition-related intangibles	3,157	4,243	4,204
add: Allowance for expected credit losses (a)	1,700	—	—
add: Other expenses (b)	—	169	578
Adjusted operating income (Non-GAAP)	$82,154	$66,709	$81,104
Adjusted operating income margin as a % of Revenue (Non-GAAP)	20.0%	18.5%	20.0%
add: Depreciation on long-lived assets	8,426	10,137	8,289
Adjusted EBITDA (Non-GAAP)	$90,580	$76,846	$89,393
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	22.0%	21.3%	22.1%

(a) To exclude the effects of material allowance for expected credit losses on accounts receivables related to a customer bankruptcy event.

(b) To exclude certain expenses related to defined social security contribution plan in India for historical periods of $169 during the three months ended September 30, 2022, and to exclude the effects of lease termination of $578 during the three months ended June 30, 2023.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three months ended
	September 30,		June 30,
	2023	2022	2023
Net income (GAAP)	$43,876	$39,095	$49,068
add: Stock-based compensation expense	17,067	12,186	11,511
add: Amortization of acquisition-related intangibles	3,157	4,243	4,204
add: Effects of changes in fair value of contingent consideration	2,500	—	—
add: Allowance for expected credit losses (a)	1,700	—	—
add: Other expenses (b)	—	481	578
subtract: Tax impact on stock-based compensation expense (c)	(4,340)	(2,833)	(2,789)
subtract: Tax impact on amortization of acquisition-related intangibles	(771)	(994)	(1,036)
subtract: Tax impact on allowance for expected credit losses	(429)	—	—
subtract: Tax impact on other expenses	—	(78)	(145)
Adjusted net income (Non-GAAP)	$62,760	$52,100	$61,391
Adjusted diluted earnings per share (Non-GAAP)	$0.37	$0.31	$0.36

(a) To exclude the effects of material allowance for expected credit losses on accounts receivables related to a customer bankruptcy event.
(b) To exclude certain expenses related to defined social security contribution plan in India for historical periods of $481 during the three months ended September 30, 2022, and to exclude the effects of lease termination of $578 during the three months ended June 30, 2023.
(c) Tax impact includes $462 and ($92) during the three months ended September 30, 2023 and 2022 respectively, and $190 during the three months ended June 30, 2023, related to discrete benefits recognized in income tax expense in accordance with ASU No. 2016-09, Compensation - Stock Compensation.

Contacts:
Investor Relations
John Kristoff
Vice President, Investor Relations
+1 212 209 4613
ir@exlservice.com

Media - US
Keith Little
Senior Manager, Media Relations
+1 703 598 0980
media.relations@exlservice.com

Media - UK, Europe, and APAC
Anna Price
First Light Group
+44 202 617 7240
exlteam@firstlightgroup.io

Media - India
Shailendra Singh
Vice President Corporate Communications
+91 9810476075
shailendra.singh@exlservice.com